UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2011

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio	31-1042001
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 000-12379

201 East Fourth Street, Suite 1900, Cincinnati, Ohio 45202
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (877) 322-9530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K                                First Financial Bancorp.

Item 8.01    Other Events.

On December 2, 2011, First Financial Bank, N.A. (the “Bank”), the wholly owned subsidiary of First Financial Bancorp., completed its acquisition of 22 Indiana branches of Flagstar Bank (“Flagstar”) pursuant to a Purchase and Assumption Agreement dated August 15, 2011 by and between the Bank and Flagstar (the “Branch Acquisition”). At closing, the Bank assumed approximately $462 million of total Indiana-based deposits, including $339 million of deposits associated with the branch locations and $123 million of public deposits. Public deposits assumed consisted entirely of transaction and savings accounts and no public fund time deposits were included as part of the Branch Acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

By: /s/ J. Franklin Hall
J. Franklin Hall
Executive Vice President, Chief Financial Officer
and Chief Operating Officer

Date:	December 8, 2011